CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Amendment No. 2 to Form SB-2 of our report dated February 14, 2005, relating to the financial statements of Electric Moto Corporation as of December 31, 2004, and the years ended December 31, 2004, and 2003, and the reference to our firm as experts in the Registration Statement.

Stark Winter Schenkein & Co., LLP
Certified Public Accountants

November 7, 2005
Denver, Colorado